                                                             Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

August 11, 2003

In connection with the quarterly filing of Neogenomics, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the period ended June 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, Michael
T. Dent, M.D., President and Chief Medical Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350),
that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael T. Dent, M.D.
Michael T. Dent, M.D.
President, Chief Medical Officer and
Principal Accounting Officer